Exhibit 99.1

KULR Selected by Top 5 American Electric Truck Manufacturer to Design and Develop Safer Next-Gen Batteries

Contract to Test and Analyze High-Energy Battery Cells for Next Generation Electric Trucks and SUVs

SAN DIEGO / GLOBENEWSWIRE / October 02, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, today announced it has received a contract from a top-5 American electric truck manufacturer (“Manufacturer”) to develop newer and safer batteries for its next generation fleet of electric trucks and SUVs. By implementing the KULR ONE Design Solutions (“K1-DS”) platform, KULR believes it can expedite the evolution to next generation electric trucks and SUVs anticipating safer EVs for consumers and faster growth for the Manufacturer.

Though terms of the contract were not disclosed, the Manufacturer has publicly forecasted a substantial ramp-up in production of its electric truck next year with KULR’s safer and superior battery performance to distinguish itself from rivals and unlock its expected growth. According to Research and Markets in a report released last year, the U.S. electric truck market is expected to grow at a 54% CAGR and reach $15 billion by 2030.

K1-DS integrates KULR’s deep knowledge and experience in the most challenging environments, such as spaceflight with NASA, which requires what KULR considers the most stringent battery solutions platform globally.

“We are proud to partner with another great American EV leader in utilizing KULR’s proprietary, industry leading technology suite with the objective of making safer products for end users and unlocking substantial growth for another great company,” commented KULR CEO Michael Mo. “We are excited to add to our base of tier one customers who could choose to work with anyone, but come to KULR for the critical solutions to meet exacting regulatory standards, deliver industry leading products, and grow their businesses for years to come.”

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement
This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2023. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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